Exhibit 99.1

Premier Air Charter Holdings Inc. Delivers Strong 2025 Fiscal Year Revenue Growth

Premier Air Charter positioned to capitalize on the $13.6 billion private aviation market

CARLSBAD, CALIFORNIA — [Insert Date] — Premier Air Charter Holdings Inc. (OTCID: PREM) (“Premier” or the “Company”), an emerging growth company in the private aviation sector, announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Premier generated approximately $31.9 million in revenue in 2025, reflecting a strong 54% year-over-year increase from $20.8 million in 2024.

The results for December 31, 2025, demonstrate strong top-line growth and expanding operational scale, and long-term potential. Gross revenue of approximately $31.9 million underscores the Company’s accelerating growth trajectory and strengthening position within the private aviation market. Premier’s reported results highlight increased demand for:

- Premium on-demand private jet charter access
- High-margin aviation services and aircraft management
- Customized travel solutions for corporate and high-net-worth clients

Ross Gourdie President of the Company stated, “This is an exciting time for Premier as the private aviation sector continues to experience strong growth, momentum the Company benefited from in 2025,” said Mr. Gourdie. “We are focused on expanding our fleet to meet rising demand while continuing to enhance our maintenance and operational infrastructure. These efforts are designed to broaden our geographic reach, increase route availability, and support our transition toward sustainable profitability in 2026.”

The global private jet charter market is estimated at $13.65 billion, with a projected 7.84% CAGR. Premier is capitalizing on this trend by focusing on quality service and reliability, fleet flexibility across multiple aircraft classes along with exceptional customer service. Premier’s versatile and growing fleet enables the Company to serve a broad range of destinations while meeting diverse market demands.

About Premier Air Charter

Premier Air Charter Holdings Inc. (OTCID: PREM) is a Carlsbad, California-based aircraft charter provider that serves an international community of aviation enthusiasts. Premier Air Charter specializes in creating trusted partnerships within the aviation industry to deliver bespoke aviation solutions for its clients. With a focus on reliability, innovation, and sustainability, Premier Air Charter aims to continuously exceed expectations, fostering lasting relationships and with the goal of becoming the preferred choice for private air travel worldwide. For more information, please visit www.premieraircharter.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company's business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions, fuel prices, regulatory changes, the availability of aircraft financing, and the Company’s ability to integrate and operate the newly acquired aircraft, and other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission, including but not limited to the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Media Contact:
Ross Gourdie, President
Premier Air Charter
(858) 304-2665
office@premieraircharter.com

Investor Relations:
Stuart Smith
SmallCapVoice.com, Inc.
ssmith@smallcapvoice.com
512-267-2430